FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


                                 LOAN AGREEMENT

         THIS AGREEMENT is made as of the 29th day of June, 2001 by and between POSITRON CORPORATION ("Borrower"), a Texas corporation with its principal place of business at 1304 Langham Creek Drive, Houston, Texas 77084 and IMATRON INC. ("Lender"), a New Jersey corporation with its principal place of business at 389 Oyster Point Blvd., So. San Francisco, CA 94080.

         R E C I T A L S :
         - - - - - - - -

         WHEREAS, Borrower previously has borrowed certain funds from Lender and has repaid such funds pursuant to the terms of the applicable loan agreement; and

         WHEREAS, Borrower has requested Lender to make certain further loans to Borrower for working capital and certain other needs as provided herein and Lender is agreeable to make such loans upon the terms and conditions hereof;

         NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties have agreed as follows:

         Definitions.

         As used in this Loan Agreement, the following terms shall have the following meanings unless the context requires otherwise:

         Borrower's Obligations means all present and future obligations of Borrower to Lender hereunder, under the Note, or any other document executed in connection herewith.

         Default means any event set forth in Section 6.1 hereof.

         Lender's Obligations means all present and future obligations of Lender to Borrower hereunder, or any other document executed in connection herewith.

         Loan Agreement means this Loan Agreement and all attachments, exhibits, schedules hereto, all as may be amended from time to time.

         Loan Rate means 10% or, if lower than 10%, the highest rate permissible by law.

         Payment Dates means the first day of each calendar month.

         LOANS.

         Lender agrees, on terms and conditions of this Loan Agreement, to make loans (hereinafter called individually a "Loan" and, collectively "The Loans"), to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding Two Million Dollars ($2,000,000). Within such limit, and subject to the various conditions set forth herein, Borrower may borrow, repay, re-borrow at any time or from time to time from the date hereof up to and including the earlier of June 30, 2002 and the termination of the commitment of Lender, as provided at Section 6.2 below. The obligation of Lender to make Loans up to but not exceeding such aggregate amount at any one time outstanding herein is hereinafter called its "Commitment."

         The foregoing notwithstanding, the following shall be conditions precedent each time Borrower seeks to draw down any portion of the Commitment:
(a) Within five (5) business days of the effective date of this Loan Agreement, Borrower shall provide to lender a budget and estimated schedule of expenses ("Budget") reflecting projected expenses and projected revenue (including Loan proceeds); (b) Lender shall review the Budget and either approve or revise it in its sole judgment; (c) Borrower shall provide to Lender at least three(3) calendar days' written notice (effective upon receipt) specifying the amount and date and anticipated use of each requested borrowing under

================================================================================
                                       32

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


Section 2.1; and (d) each requested borrowing must be consistent with the Budget and further shall be specifically approved by Lender.

         Repayments. The foregoing further notwithstanding, Borrower shall repay interest on a monthly basis by the 15th of the month following the month in which it accrues, and shall further repay such portions of the principal amounts outstanding as of the following dates: fifty percent (50%) of all principal amounts outstanding as of December 31, 2001 shall be repaid within five (5) business days of December 31, 2001; seventy-five (75%) of all principal amounts outstanding as of March 31, 2002 shall be repaid within five (5) business days of March 31, 2002; and 100% of all principal amounts plus all interest outstanding as of June 30, 2002 shall be repaid no later than June 30, 2002.

         Borrower's obligations to pay the principal of and interest on the Loans shall be evidenced by its grid promissory note in the form of Exhibit A hereto (the "Note") payable to the order of Lender. The Note shall reflect the amount of the Commitment, with actual Loans, repayments and balances noted by Lender on the grid attached to the Note and made a part thereof. The Note shall bear interest on the unpaid principal amount thereof until such principal amount shall be paid in full at a per annum rate equal to the Loan Rate (based on a year of 365 or actual number of days elapsed). The Loan Rate shall apply to the average outstanding principal balance on the Note during any month which shall be the summation of the daily balances during such month divided by the number of days in the particular month. Unless accelerated in accordance with the provisions of this Loan Agreement, the interest on the Note for any calendar month shall be paid within fifteen (15) days of each consecutive Payment Date immediately following such calendar month until full payment of the Loan (and related interest), with the first Payment Date being the first day of the month immediately following execution of this Agreement. All principal and interest on the Note shall be due and payable in full on June 30, 2002. If any Payment Date (or other date for payment hereunder) falls on a day which is not a business day, such Payment Date (or other date of payment) shall be the next succeeding business day.

         Mandatory Repayment. The foregoing notwithstanding, beginning on and after any date, from the date of this Loan Agreement to the termination of Lender's Commitment, that Borrower receives third party financing, whether equity or debt ("Financing"), in an amount in excess of Five Million U.S. Dollars ($5,000,000) in the aggregate ("Financing Threshold"), Borrower shall repay, twenty-five percent (25%) of each dollar received above the Financing Threshold from such Financing, toward any and all amounts of principal and interest outstanding under this Loan Agreement until such amounts have been fully repaid and further, Lender's Commitment shall terminate and not be renewed. Solely by way of example, in the event Borrower shall receive Financing in an aggregate amount of $4,000,000 at any time during the first nine (9)
months of this Agreement, and six (6) months thereafter Borrower receives additional Financing in an amount $1,500,000, Borrower shall repay to Lender, promptly following receipt of the $1,500,000, the sum of $125,000 representing twenty-five percent (25%) of all Financing received above the Financing Threshold, which amount shall be applied to all interest accrued on the Loans and unpaid to that date plus, to the extent that accrued unpaid interest constitutes less than $125,000, that amount of principal outstanding representing the difference between the amount of accrued unpaid interest and $125,000. Thereafter, twenty-five percent (25%) of every dollar of additional Financing provided to Borrower shall be paid over to Lender, and no more Loans shall be authorized, until the full amount of any and all unpaid principal and interest on the Loans shall have been paid.

         All payments to Lender shall be paid by Borrower to Lender at Lender's address as follows: Imatron Inc., 389 Oyster Point Blvd., So. San Francisco, CA 94080, Attn. President. All amounts paid shall be applied first, to the payment of all interest accrued and payable with respect to the Note; and second, to the payment of outstanding principal of the Loan; and third, following Default, to the payment of all expenses and charges, including reasonable attorneys' fees, included by Lender for the protection of its rights or the pursuance of its remedies.

         The Loans or any part thereof may be prepaid at any time without penalty.

         The interest and other charges charged with respect to the Loans shall not exceed the highest rate permissible under any law which a court of competent jurisdiction or an arbitrator or panel of arbitrators shall, in a final determination, deem applicable to the Loans. As of the date of execution of this Loan Agreement, the parties hereto, in good faith, agree that the total interest and other charges payable by Borrower to Lender under the terms of this Loan Agreement do not exceed the maximum legal interest rate applicable to the Loans. If it is determined that Lender has received interest and other consideration with respect to the Loans in excess of the highest rate applicable to the Loans, Lender shall promptly refund not more than such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         CONDITIONS OF LENDING.

         The obligations of Lender to make a Loan is subject to the fulfillment of the following conditions:

================================================================================
                                       33

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         The following documents shall have been duly authorized, executed and delivered by the Borrower to the Lender, and shall be in form and substance satisfactory to the Lender and its counsel and shall be in full force and effect on the date of the Loan.

         Prior to the first Loan:

         an executed Loan Agreement, and all executed documents, certificates and instruments contemplated by this Loan Agreement, including but not limited to the Security Agreement;

         a certified copy of the resolution of the Board of Directors of Borrower, certified by the Secretary or a responsible officer thereof, duly authorizing execution, delivery and performance of this Loan Agreement and the Note contemplated hereby;

         a certificate of recent date from the Secretary of State of the state of incorporation of Borrower as to its good standing;

         an incumbency certificate of Borrower dated as of the date of funding, as to (i) the person or persons authorized to execute and deliver this Loan Agreement, the Note, the Security Agreement, and any other documents to be executed on behalf of them in connection with the transactions contemplated hereby and (ii) the signature of each person or persons;

         the executed Note;

         documentary evidence satisfactory to Lender that any and all liens or other security interests on any of Borrower's tangible or intangible property, including but not limited to accounts, computer hardware and software, copyrights, equipment, inventory, licenses, patents, trade secrets, trademarks, general intangibles, chattel paper or other property, and all proceeds thereof, shall have been released or otherwise subordinated to Lender's security interests contemplated herein; and

         an expense plan and budget, including an acceptable cash control system for managing expenditures within the plan and budget, ("Expense Plan"), attached hereto as Schedule 3.1(g).

         For each Loan (including the first):

         an officer's certificate in the form of Exhibit B which shall include the written request from Borrower setting forth the requested amount of the Loan and the proposed date of borrowing;

         for each Loan after the first Loan, documentary evidence satisfactory to Lender, including but not limited to Exhibit B, that Borrower is adhering strictly to the Expense Plan; and

         such other documents and evidence with respect to Borrower as Lender may reasonably request.

         On the date of each borrowing pursuant to Section 2.1 above, (i) no Default or event that with the giving of notice or lapse of time or both would constitute a Default hereunder has occurred and is continuing or would result from the performance of this Loan Agreement, (ii) no material adverse change shall have occurred since the date of this Loan Agreement in the financial condition or operations of the Borrower, and (iii) there shall be no juridical proceeding or regulatory action instituted by or against the Borrower, or, to the best of Borrower's knowledge, any threatened proceeding or action which may materially adversely affect the business, property, operation, or financial condition of the Borrower. By acceptance of a Loan, Borrower represents as of such Loan date, that each of the foregoing items is true.

         Borrower shall have entered issued to Imatron a Warrant to Purchase Common Stock, materially in the form of Exhibit D, covering the purchase of up to six million (6,000,000) shares of Borrower's common stock at an exercise price of $ 0.30 for the period beginning on the date of issuance of the Warrant and ending June 30, 2006.

         Borrower and Imatron shall have entered into a Registration Rights Agreement materially in the form of Exhibit E, pursuant to which Borrower agrees to register the common shares underlying the Warrant pursuant to certain terms and conditions.

         REPRESENTATIONS AND WARRANTIES.

         Borrower is a corporation duly organized and validly existing in good standing under the laws of the state of Texas.

         Borrower has full corporate power to own its properties, to carry on its business as now being conducted and has full corporate power to execute, deliver and perform all of its obligations under this Loan Agreement and the Note.

         The execution, delivery and performance by Borrower of this Loan Agreement, the Note, the Security Agreement and all related documents contemplated by this transaction have been duly authorized by all necessary corporate action of Borrower and do not violate any provision of law, statute, rule or regulation, applicable to Borrower, or any judgment, franchise, permit, order, decree, ruling, writ or injunction of any court or administrative body, applicable to Borrower, or of Borrower's certificate of incorporation, by-laws or the terms of any of its securities or result

================================================================================
                                       34

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


in the breach of, or constitute a Default under, or require any consent under, any indenture, bank loan, credit agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any of its property may be bound or affected.

         No filings, recordations, notifications, registrations, notarizations, authentications or other formalities or property, stamp or similar taxes or duties and no approvals, licenses, orders, authorizations, consents or undertakings of any governmental bodies or regulatory, supervisory authorities are necessary in connection with the execution, delivery and performance by Borrower of this Loan Agreement or the Note, or for the payment to Lender of all sums hereunder or under the Note or for the legality, validity, binding effect or enforceability hereof or thereof.

         Except as disclosed and described in Schedule 4.5 hereto, Borrower has good and marketable title to, or a valid leasehold interest in, the tangible personal property or other properties and assets used by it, located on its premises, or shown on the most recent balance sheet, free and clear of all liens or other security interests.

         This Loan Agreement and the Note, have been duly executed and delivered by Borrower and are legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) the availability of the remedies of specific performance or injunctive relief as subject to the discretion of the court before which a proceeding for such remedies may be brought, and (iii) the exercise by any court before which any proceeding may be brought of equitable judicial discretion.

         Borrower has delivered to Lender its unaudited balance sheet of the Borrower and the related statements of income, retained earnings and cash flow of Borrower (collectively "Financial Statements") for the three month period ending March 31, 2001, and further has updated the Financial Statements through May 31, 2001 so that the financial status of Borrower as of that date is fairly represented. Such balance sheet and statement fairly present the financial condition of the Borrower as of such date(s) and the results of the operations of the Borrower for the period ended on such date(s), and such statements through March 31, 2001 have been prepared in accordance with generally accepted accounting principles consistently applied, and contain any disclosure that would normally be required by financial statements prepared in accordance with generally accepted accounting principles. Since the end of the period reflected in such financial statements there has been no material adverse change in such condition or operations.

         Except as disclosed and described on Schedule 4.8, Borrower has filed all applicable tax returns required to be filed by it, and has paid or made provisions for the payment of all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles, and warrants that such returns properly reflect the United States, state and local income and tax liability of the Borrower for the period covered thereby.

         Except as disclosed and fully described on Schedule 4.9, there is no action, suit or proceeding pending or, to the knowledge of the Borrower threatened, against the Borrower or any of its property before any court, governmental department, administrative agency or instrumentality which, if such action, suit or proceeding were adversely determined, would materially affect the financial condition or the results of operations of the Borrower or its business or the ability of the Borrower to perform its obligations hereunder.

         Except as disclosed and described on Schedule 4.10 hereto, Borrower is not in default on or has otherwise delayed or postponed payment of any accounts payable or other liabilities in excess of $25,000 outside the ordinary course of business.

         Each Loan shall be fully applied by Borrower solely for its working capital needs or for the purchase of equipment or leasehold improvements, consistent with Schedule 3.1(g) and the cash control system, and for no other purpose.

         No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of this Loan Agreement and Borrower has no obligation to pay any finder's or brokerage fees in connection with the transactions contemplated herein.

         As of the date of execution of this Loan Agreement, the aggregate interest and other charges payable by Borrower to Lender under the terms of this Loan Agreement do not exceed the maximum legal interest rate applicable to the Loans.

         COVENANTS.

         Borrower hereby covenants and agrees that until satisfaction of all its obligations, it shall:

         Preserve and maintain its corporate existence and all of its rights, privileges and franchises, and continue the conduct of its present business in an orderly, efficient and regular manner; comply in all material respects

================================================================================
                                       35

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


with all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially affect the ability of Borrower to perform its obligations.

         Make payments or commitments for payments only in strict compliance with the Budget, the Expense Plan and the cash control system, or otherwise as authorized by Lender.

         Furnish Lender promptly with any financial information or statements, and other current information regarding or relating to Borrower, as reasonably requested by Lender, other than information relating to Borrower's proprietary know-how and technology information.

         Timely file any and all tax returns and tax filings required under any governmental statute or regulation and timely pay and discharge, when due, all tax obligations, and material obligations to third parties, except those obligations being contested in good faith, and for which Borrower shall have maintained, in accordance with generally accepted accounting principles, adequate reserves for the payment of the same.

         Notify Lender immediately upon receipt of notice of any lien, attachment, administrative or judicial proceeding, pending or threatened claim, dispute, litigation or governmental proceedings, material to the financial condition or operations of Borrower, which for this purpose shall be any amount in excess of $ 10,000; provide immediate written notice to Lender of any Default or event which with the lapse of time or giving of notice or both would constitute a Default.

         Promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Loan Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder.

         Reimburse Borrower for its costs and reasonable attorneys' fees incurred in enforcing its rights pursuant to the provisions of this Agreement.

         DEFAULTS AND REMEDIES.

         Any of the following shall constitute a default by Borrower hereunder ("Default"): (a) failure by Borrower to pay any amounts hereunder or under any Note when due and such remains unremedied for a period of fifteen (15) days from the due date; or (b) failure of Borrower to comply with any provisions or perform any of its obligations arising under this Loan Agreement (other than those referred to in clause (a) above), or if, but only if, such failure to comply is remediable, it remains unremedied by Borrower for a period of ten (10) days from notice to Borrower; or (c) any representations or warranties made or given by Borrower in connection with this Loan Agreement were false or misleading when made, in any material way; or (d) subjection of any of the assets in an amount in excess of $10,000.00 of Borrower to attachment, levy, execution, forfeiture or cancellation or other administrative or judicial process which is not or cannot be removed with reasonable diligence within sixty
(60) days from the subjection thereof, or (e) commencement of any insolvency, bankruptcy or similar proceedings, by or against Borrower, including any assignment by Borrower for the benefit of creditors, and in the case of any involuntary proceedings, such is not dismissed within ninety (90) days of institution; or the inability of Borrower to pay its debts as they become due; or (f) the liquidation or dissolution of Borrower or the commencement of any acts relative thereto, or without the prior written consent of Lender, any sale or other disposition of all or substantially all of the assets of Borrower, or any merger or consolidation of Borrower, or the cessation of business by Borrower; or (g) a default by Borrower under any agreement for borrowed money or under any lease, except with regard to the lease of premises located at 16350 Park Ten Place, Houston, Texas 77084, whereby the holder of the obligation has accelerated it prior to its stated maturity and such accelerated amount exceeds $100,000.00, except as otherwise disclosed on Schedule 4.10; or (h) there shall be a money judgment, in excess of $25,000.00 entered against Borrower which is not fully covered by insurance or remains unvacated, unbonded, unstayed or undischarged for more than sixty (60) days.

         Upon any default, Lender, upon written notice to Borrower, may exercise any one or more of the following remedies (which remedies shall be cumulative to the extent permitted by law): (a) terminate any further obligation of Lender hereunder (including any obligation to make further loans); (b) declare the remaining unpaid principal balances of the Note, plus all accrued but unpaid interest thereon, plus all other amounts due from Borrower hereunder, immediately due and payable in full without notice or demand, whereupon such shall become due and payable; or (c) exercise any other right or remedy which may be available to it under applicable law. Upon a default any proceeds received from Borrower shall be applied by Lender to the obligations, in the order of application as Lender shall elect.

         NOTICES; CHANGES.

         Notices, requests or other communications required hereunder to be sent to either party shall be in writing and shall be by: (a) United States first class mail, postage prepaid, and addressed to the other party at the

================================================================================
                                       36

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


address set forth above (or to such other address as such party shall have designated by proper notice), effective five days after deposit; (b) by personal or overnight delivery, effective upon receipt.

         GOVERNING LAW.

         This Loan Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

         DISPUTE RESOLUTION.

         Any controversy or claim between or among the parties arising out of or relating to this Loan Agreement or any related agreements or instruments ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be submitted to and determined by arbitration before one (1) arbitrator who shall be an attorney admitted to practice law in the state of California, in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and shall be held in the county of San Francisco, CA. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph 9.1. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph 9.1 shall apply only if, at the time of the proposed submission to AAA, none of the obligations to Lender described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

         If the controversy or claim is not submitted to arbitration as provided and limited in Section 9.1, but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a referee in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

         Except as provided herein, no provision of, or the exercise of any rights under, Section 9.1, shall limit the right of any party to exercise self help remedies such as setoff, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitrators.

         The parties understand and agree the arbitration will be their exclusive form of resolving disputes between them regarding the issues covered by this Agreement. BOTH PARTIES EXPRESSLY WAIVE THEIR ENTITLEMENT, IF ANY, TO HAVE CONTROVERSIES BETWEEN THEM DECIDED BY A JURY OR COURT OF LAW.

         MISCELLANEOUS.

         This Loan Agreement or any part hereof, may not be assigned by Borrower without the written consent of Lender and shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, permitted successors and assigns. This Loan Agreement and/or the note or any part thereof may be assigned by Lender without the consent of Borrower. No amendment hereunder shall be effective unless in writing signed by the parties hereto and no waiver hereunder shall be effective unless in writing, signed by the party to be charged. No failure to exercise, no delay in exercising, and no single or partial exercise on the part of Lender of any right, remedy, or power hereunder, shall operate as a waiver thereof or preclude Lender from exercising any other right, remedy or power hereunder. Any provision of this Loan Agreement or the Note which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or of the note. The representations, warranties, obligations and indemnities of Borrower herein shall survive the termination of this Loan Agreement to the extent required for their full observance and performance. The obligation of each comaker (if any) of this Loan Agreement or the Note shall be primary, joint and several and each such comaker hereby irrevocably consents to any extension of time of payments and/or the execution of any refinancing or restructuring agreements relative to this Loan Agreement or the Note. In the event Borrower fails to meet any obligation of it hereunder, Lender may at its option satisfy such obligation and Borrower shall reimburse Lender on demand therefor. The captions in this Loan Agreement are for convenience only and shall not define or limit any of the terms hereof. This Loan Agreement may be executed in counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

         THIS LOAN IS SECURED BY THE TERMS OF THAT CERTAIN SECURITY AGREEMENT OF EVEN DATE BY AND BETWEEN BORROWER AND LENDER HEREUNDER, ATTACHED HERETO AS EXHIBIT C.

================================================================================
                                       37

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         IN WITNESS WHEREOF, the parties hereto have duly executed this Loan Agreement as of the date first above written. Borrower acknowledges that this Loan Agreement shall not be effective until accepted by Lender at its address above.

         LENDER:                                  BORROWER:

         IMATRON INC.                             POSITRON CORPORATION

         By: _____________________________        By: __________________________

         Its: ______________________________      Its: _________________________

         Attest:                                  Attest:

         By: ______________________________       By: __________________________

         Its: ______________________________      Its: _________________________


================================================================================
                                       38

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         Schedule 3.1(g)

         Expense Plan

         (Attach ProForma's for 2001 and 2002)


                                Schedule 3.1(g)

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         Schedule 4.5

         Exceptions to Good Title to Assets

         None


                                  Schedule 4.5

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         Schedule 4.5

         Current Outstanding Loan agreements

         None

                                  Schedule 4.5

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         Schedule 4.8

         Overdue tax returns and provisions for taxes

         None

                                  Schedule 4.5

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         Schedule 4.9

         Pending or threatened actions

         Currently Pending

         ProFutures Bridge Capital Fund, L.P. v. Positron Corporation, Case No. 00CV7146, District Court, City and County of Denver, Colorado. Complaint for Declaratory and Other Relief

                                  Schedule 4.5

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


         Schedule 4.10

         Defaults or delays in payments in excess of $25,000 (a/o 6/29/01)


         Payable to                                          Amount Due
         ----------                                          ----------

         Allen Matkins Leck Gable & Mallory LLP              $ 34,267.92

         Future Electronics                                  $127,778.00

         GE Access                                           $123,104.59

         LFJ Associates                                      $ 29,018.11

         Photonis                                            $126,700.00

         Polymer Corporation                                 $182,217.26

         Primary Sourcing                                    $ 45,511.74

         Saint-Gobain                                        $327,085.44

         Sigma Electronics                                   $ 34,048.46

         Special Products (Invoice 00032969)                 $ 29,186.96

         Tristar                                             $ 95,574.00



         TOTAL AP OUTSTANDING (including above) $1,554,890.46

FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


                                 PROMISSORY NOTE

         U.S.$2,000,000.00                                         June 29, 2001
                                                   So. San Francisco, California

         The undersigned POSITRON CORPORATION, a corporation organized and validly existing under the laws of the State of Texas, for value received, hereby unconditionally promises to pay to the order of IMATRON INC. (the "Payee") at 389 Oyster Point Blvd., So. San Francisco, CA 94080, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION U.S. DOLLARS, or, if less, the aggregate unpaid principal amount of all Loans (as more fully shown on the grid attached hereto and made a part hereof), with interest on the principal amount hereof remaining from time to time unpaid at such interest rates and payable at such times as provided in the Loan Agreement. Notwithstanding the foregoing, Borrower hereby authorizes Lender to record and adjust, on the grid attached hereto, the principal amount of Loans, principal payments and balances by Borrower under the Loan Agreement.

         This Note evidences Loans by the Payee to the undersigned pursuant to the Loan Agreement between the undersigned and the Payee dated as of June 29, 2001 (the "Loan Agreement") as from time to time may be amended, restated, replaced, supplemented, substituted for or renewed, and the holder of this Note is entitled to the benefits thereof. Each term defined in the Loan Agreement and not otherwise defined herein shall have the same definition when used herein.

         The principal hereof (together with any accrued but unpaid interest) shall become forthwith due and payable as provided in the Loan Agreement. Payments hereunder not made when due shall bear interest as provided in the Loan Agreement. Rights of Borrower, if any, to prepay the Note are set forth in the Loan Agreement.

         All payments made pursuant to the terms of this Note shall be made free and clear of, and without deduction for, withholding, setoff or counterclaim of any kind.

         Neither the failure on the part of the holder of this Note in exercising any right or remedy nor any single or partial exercise or the exercise of any other right or remedy shall operate as any waiver. No amendment hereunder shall be effective unless in writing signed by the undersigned and holder of this Note and no waiver hereunder shall be effective unless in writing, signed by the party to be charged. The undersigned hereby waives demand for payment, presentment, protest and notice of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note in respect of the time of payment or any other matter. Anything contained in this Note to the contrary notwithstanding, in the event that any payment of interest hereunder shall exceed the legal limit, such amount in excess of such limit shall be deemed a payment of principal hereunder.

         The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the undersigned and Payee. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed by its authorized representative, who certifies that he has all necessary authority on behalf of the undersigned to execute this Promissory Note and bind the undersigned to the terms hereof.


                                                POSITRON CORPORATION

                                                By: ____________________________

                                                Its: ___________________________


ATTEST:

                                       2